Exhibit 10.5

_______ __, 2015

Gentlemen:

Andina Acquisition Corp. II (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of ___ units of the Corporation (“Initial Units”), each Initial Unit consisting of one ordinary share, par value $0.0001 per share, of the Corporation (“Ordinary Shares”), and one right to receive one-seventh (1/7) of one Ordinary Share, at $10.00 per Private Unit (as defined below), for an aggregate purchase price of $______ (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits to purchase up to an additional ______ Units (“Additional Units” and together with the Initial Units, the “Private Units”) at $10.00 per Additional Unit for an aggregate purchase price of up to $_____ (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”). Simultaneously with the execution of this agreement, the undersigned will cause the Purchase Price to be delivered to Graubard Miller (“GM”), counsel for the Corporation, by wire transfer as set forth in the instructions attached as Exhibit A to hold in an interest bearing account until the Corporation consummates the IPO, together with an originally executed Form W-9 or W-8BEN (or other similar applicable form). The undersigned acknowledges and agrees that if the underwriters in the IPO determine based on market conditions at that time that additional Private Units must be purchased in order to consummate the IPO, the undersigned will purchase a proportionate number of additional Private Units, pro rata with the other holders of Private Units. If such additional purchases are necessary, the undersigned agrees that it will deliver the purchase price for such additional Private Units to GM as promptly as is reasonably practicable following written notice from the Corporation of such decision. In the event that the undersigned breaches the purchase obligations set forth above to purchase the Private Units and does not purchase all or any portion of such additional Private Units, the other purchasers of the Private Units will have the ability, but not the obligation, to satisfy the undersigned’s purchase obligation (and if they do, then the undersigned will sell, at the original cost, the Insider Shares (defined below) held by the undersigned to the other purchasers of Private Units who satisfy the undersigned’s purchase obligation and shall thereupon have no further liability or obligation in relation to such breach).

The consummation of the purchase and issuance of the Initial Units and Additional Units (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option, respectively. Simultaneously with the consummation of the IPO, GM shall (i) deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and (ii) deliver all interest earned on the Initial Purchase Price to the undersigned. Simultaneously with the consummation of all or any part of the over-allotment option, GM shall (i) deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund and (ii) deliver all interest then earned on the Over-Allotment Purchase Price to the undersigned. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned, together with any remaining interest earned on the Over-Allotment Purchase Price. If the Corporation does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Corporation’s option in its sole discretion), the Purchase Price (plus interest earned thereon) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. GM shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Corporation shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Notwithstanding anything to the contrary contained herein, GM agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

In consideration of the above purchase obligations, B. Luke Weil or an affiliate of his (the “Transferor”) hereby agrees to transfer to the undersigned an aggregate of _____ Ordinary Shares (“Insider Shares”) of the Corporation at approximately $0.02 per Insider Share, for an aggregate purchase price of $___, which amount is being delivered to the Transferor simultaneously with the execution of this letter. The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on the Insider Shares transferred hereunder or contribute a portion of the Insider Shares back to capital, as applicable, in order to maintain the aggregate ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the IPO. Any increase or decrease will affect all holders of Insider Shares on a pro-rata basis.

The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

•	to vote the Ordinary Shares included in the Private Units in favor of any proposed Business Combination;

•	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company offers dissenting holders the right to convert their shares for a portion of the cash held in the Trust Fund;

•	not to convert any Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity;

•	that the Private Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the undersigned’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchase of the Company’s securities, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vi) where the transferee agrees to the terms of the transfer restrictions;

•	the Private Units will be subject to customary registration rights, pursuant to a Registration Rights Agreement on terms agreed upon by the Company and the Underwriters to be filed as an exhibit to the Registration Statement;

•	the undersigned will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the Undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination; and

•	the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Insider Shares or Private Units are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation, the Undersigned will contribute back to the capital of the Corporation a proportionate number of Insider Shares or Private Units, as applicable, pro rata with the other holders of Insider Shares or Private Units, as applicable.

The undersigned acknowledges and agrees that he will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he has been advised that the Insider Shares and Private Units have not been registered under the Securities Act;
(b)	he is acquiring the Insider Shares and Private Units for his account for investment purposes only;
(c)	he has no present intention of selling or otherwise disposing of the Insider Shares and Private Units in violation of the securities laws of the United States;
(d)	he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;
(e)	he is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3);
(f)	he has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;
(g)	he is familiar with the proposed business, management, financial condition and affairs of the Corporation;
(h)	he has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(i)	this letter constitutes his respective legal, valid and binding obligation, and is enforceable against him.

Very truly yours,

Accepted and Agreed:

ANDINA ACQUISITION CORP. II

By:
Name:
Title:

B. LUKE WEIL

Graubard Miller

(solely with respect to its obligations to hold

and disburse monies for the Private Units)

By:
Name:
Title:

Exhibit A